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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Transocean Partners LLC and subsidiaries (the "Company") for the registration of common units, general units representing limited liability company interests, debt securities and guarantees and to the incorporation by reference therein of our report dated February 26, 2015, with respect to the consolidated financial statements of the Company included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas

August 6, 2015

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM